Exhibit 15.1

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form F-3 No. 333-133482) of Dryships Inc. and in the related Prospectus of our report dated March 31, 2006, with respect to the consolidated financial statements of Dryships Inc. included in this Annual Report (Form 20-F/A) for the year ended December 31, 2005.


/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece
April 27, 2006